POWER OF ATTORNEY

for Forms ID, 3, 4 and 5

pursuant to Section 16 of the Securities and Exchange Act of 1934

KNOW ALL MEN BY THESE PRESENTS, that I hereby constitute and appoint

Teresa A. Beaufait, as my true and lawful attorney-in-fact and agent,

with full power of substitution and resubstitution, for me and in my name, place, and stead as a director, officer or beneficial owner of more than 10% of the common stock of SITEL Corporation,

to sign and file (whether electronically or in paper copy)

on my behalf, pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and the regulations thereunder, any and all

Forms ID, 3, 4 and 5, and any amendment thereto, with the

United States Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary with respect to such Forms ID, 3, 4 and 5 as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that any such attorney-in-fact and agent, or her substitute or substitutes, lawfully may do or cause to be done by virtue of this power of attorney.  This power of attorney shall remain in effect through December 31, 2003, unless earlier revoked in writing by the undersigned in which case such revocation shall be effective upon receipt by the undersigned.

 Dated:  September 1, 2002.

      /s/ George J. Kubat